                                                 ** CERTAIN CONFIDENTIAL
                                                 MATERIAL CONTAINED IN THIS
                                                 DOCUMENT HAS BEEN OMITTED AND
                                                 FILED SEPARATELY WITH THE
                                                 SECURITIES AND EXCHANGE
                                                 COMMISSION PURSUANT TO RULE
                                                 406 OF THE SECURITIES ACT OF
                                                 1933, AS AMENDED.


                                                                   EXHIBIT 10.13

                                                                  EXECUTION COPY


                            ASSET PURCHASE AGREEMENT

                                     between

                                  INFOBEAT INC.

                                  (the Seller)

                                       and

              SONY MUSIC, A GROUP OF SONY MUSIC ENTERTAINMENT INC.

                                   (the Buyer)

                             Dated December 15, 1998

                            ASSET PURCHASE AGREEMENT

         AGREEMENT (the "AGREEMENT"), dated December 15, 1998, among INFOBEAT INC., a Delaware corporation (the "SELLER") and SONY MUSIC, A GROUP OF SONY MUSIC ENTERTAINMENT INC., a Delaware corporation (the "BUYER").

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, substantially all of the assets of Seller relating to the operation of Seller's Publishing Business (as hereinafter defined), upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The capitalized terms used in this Agreement shall have the meanings specified in this ARTICLE I. As used in this Agreement, all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or the plural, as the context may require. The words "this Agreement," "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended or supplemented. The word "including" when used herein is not intended to be exclusive, or to limit the generality of the preceding words, and means "including, without limitation."

         "ACTIVE SUBSCRIBERS" shall mean a unique e-mail address that is enabled to receive e-mail from the Publishing Business and, as of the Closing Date, (i) is subscribed to at least one service of the Publishing Business and (ii) has been sent an e-mail of the latest issue of the service for which it is subscribed.

         "ADJUSTMENT FACTOR" shall have the meaning set forth in SECTION 2.5(B).

         "ADVERTISING AGREEMENT" shall mean any Contract pursuant to which Seller has agreed to provide advertising space on the Web Site or on e-mails distributed as part of the Publishing Business.

         "AFFILIATE" shall mean, with respect to any Person, a Person who directly or indirectly, through one or more intermediaries, has control of, is controlled by, or is under common control with, such Person. For these purposes, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management of any Person, whether through the ownership of voting securities, by contract or otherwise.

         "ASSETS" shall have the meaning set forth in SECTION 2.1.

         "ASSUMED LIABILITIES" shall have the meaning set forth in SECTION 2.3.

         "BROADCAST SERVICES" shall have the meaning set forth in SECTION
9.3(c).

         "BUSINESS DAY" shall mean a day other than Saturday or Sunday on which banks are open for business in New York City.

         "BUYER" shall have the meaning set forth in the Preamble to this Agreement.

         "BUYER INDEMNITEES" shall mean the Buyer, Buyer's current and future Affiliates and their respective successors and assigns.

         "CLAIM" shall have the meaning set forth in SECTION 11.2.

         "CLOSING" shall have the meaning set forth in SECTION 2.4.

         "CLOSING BELL SERVICES" shall have the meaning set forth in SECTION 9.3(c).

         "CLOSING DATE" shall have the meaning set forth in SECTION 2.4.

         "COMMERCE AGREEMENT" shall mean any contract pursuant to which Seller receives payment (including payment which Seller has waived) for delivering visitors to a Web site of a third party.

         "CONTENT" shall mean any graphical, audio, visual, audiovisual, textual, or multimedia materials displayed or displayable on and over the Internet or distributed by e-mails.

         "CONTENT AGREEMENT" shall mean any Contract pursuant to which Seller has acquired any right to Content for use in the Publishing Business, excluding the Excluded Assets.

         "CONTRACT" shall mean any contract, indenture, mortgage, deed of trust, note, instrument, lease, license, arrangement or other agreement, whether oral or written, including without limitation, all Content Agreements, Subscriber Agreements, Technology Licenses, Advertising Agreements, Commerce Agreements and Distribution Agreements.

         "CORE PERSONNEL" shall have the meaning set forth in SECTION 9.3(A).

         "DISTRIBUTION AGREEMENT" shall mean any agreement pursuant to which Seller has acquired rights to distribute the Web Site or any other element of the Publishing Business, including any agreement for co-branded Web sites, whether such distribution is by means of a third Person Web site or otherwise, or any other agreement for Subscriber acquisition.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EXCLUSIVE NEGOTIATION PAYMENT" shall mean an amount equal to one hundred percent (100%) of any fee paid by Buyer to Seller for the right to exclusive negotiation with respect to the Assets and Service Bureau Business as set forth in paragraph 10(g) of the Letter of Intent, provided that, if the Closing shall occur after December 31, 1998, the Exclusive Negotiation Payment, for purposes of calculating the Initial Payment, shall equal zero (0).

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         "EXCLUDED ASSETS" shall have the meaning set forth in SECTION 2.2.

         "EXCLUDED LIABILITIES" shall have the meaning set forth in SECTION 2.3.

         "FINANCIAL STATEMENTS" shall have the meaning set forth in SECTION
3.11.

         "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, applied on a consistent basis.

         "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local, foreign or other governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing, arbitration panel, commission or other similar dispute resolving panel or body.

         "HTML E-MAILS" shall mean the electronic mail in HTML format delivered to Subscribers as part of the Publishing Business.

         "INFOBEAT DOMAIN NAMES" shall mean all domain names used by Seller in connection with the Publishing Business, including the domain names set forth in
SCHEDULE 3.5(b).

         "INFOBEAT MARKS" shall mean all trade names, trademarks and service marks used by Seller in connection with the Publishing Business and all marks and logos associated therewith, including such trade names, trademarks and service marks set forth in SCHEDULE 3.5(b).

         "INFOBEAT SOFTWARE" shall mean the computer programs developed or designed by employees of the Seller, or by consultants on Seller's behalf, or otherwise acquired, and owned by Seller, used in the Publishing Business, other than the Excluded Assets.

         "INFOBEAT TECHNOLOGY" shall mean the computer hardware, processes, inventions and technology, other than the InfoBeat Software, designed or developed by Seller, or by consultants on Seller's behalf, or otherwise acquired, and owned by Seller, used in the Publishing Business, other than the Excluded Assets.

         "INDEMNIFIED PARTY" shall have the meaning set forth in SECTION 11.1.

         "INITIAL PAYMENT" shall have the meaning set forth in SECTION 2.5(a).

         "INDEMNIFYING PARTY" shall have the meaning set forth in SECTION 11.1.

         "INTELLECTUAL PROPERTY RIGHTS" shall mean all industrial and intellectual property rights of Seller used in the Publishing Business other than such intellectual property rights that are Excluded Assets, including patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes, computer programs and other computer software, technology and formulae, including any and all rights of Seller with respect thereto as a licensee.

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         "LIEN" shall mean any mortgage, charge, pledge, lien, security interest, claim, encumbrance or restriction of any kind or nature.

         "LETTER OF INTENT" shall mean the Letter of Intent Subject to Contract, dated November 11, 1998, between Buyer and Seller.

         "MATERIAL ADVERSE EFFECT" shall mean any event or circumstance which results in, or is reasonably likely to result in, a material adverse effect on the value of the Assets, any of the rights in the Assets herein granted to Buyer or the Publishing Business.

         "OFFSET AMOUNT" shall have the meaning set forth in SECTION 2.10.

         "PERMITTED USE PERIOD" shall mean the period commencing on the Closing Date and ending on the earlier to occur of (a) the date which is six (6) months after the Closing Date and (b) the date on which Seller shall acquire ownership of or a license to use a trademark for use in connection with the Service Bureau Business which does not incorporate the words "InfoBeat" or "Mercury" (or any variant thereof) and is not confusingly similar to any of the InfoBeat Marks or InfoBeat Domain Names.

         "PERSON" shall mean any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust, or other entity.

         "POST CLOSING PAYMENT" shall have the meaning set forth in SECTION 2.5(a).

         "PROCEEDING" shall mean any claim, audit, threat, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding) or prosecution.

         "PUBLISHING BUSINESS" shall mean the Internet-based service operated by Seller as of the date of execution of the Letter of Intent, which provides daily customized news and information e-mails to a base of Subscribers on topics that include entertainment, sports, news, finance, snow and weather, including the Web Site.

         "PURCHASE PRICE" shall have the meaning set forth in SECTION 2.5(a).

         "PURCHASE PRICE REDUCTION" shall have the meaning set forth in SECTION 2.5(b).

         "REDUCTION RATIO" shall have the meaning set forth in SECTION 2.5(b).

         "SELLER" shall have the meaning set forth in the Preamble to this Agreement.

         "SELLER INDEMNITEES" shall mean the Seller, the Seller's current and future Affiliates and their respective successors and assigns.

         "SERVICE AGREEMENT" shall mean the Service Agreement in the form attached as EXHIBIT A hereto, between Buyer and Seller, pursuant to which Seller shall furnish to Buyer services of the Service Bureau Business, including, without limitation, bulk e-mail distribution, daily back-ups of the database, database security, a disaster recovery plan, customer service and support and

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engineering support, and shall include the warrant to be issued to Buyer pursuant to Section 12.2 of the Service Agreement the form of which is attached as Exhibit H thereto.

         "SERVICE BUREAU BUSINESS" shall mean the business operated by Seller which provides bulk e-mail distribution services currently under the name "InfoBeat Express".

         "STATEMENT" shall have the meaning set forth in SECTION 2.5(b).

         "SUBSCRIBER" shall mean any registered subscriber of the Publishing Business.

         "SUBSCRIBER AGREEMENT" shall mean any Contract setting forth the terms and conditions pursuant to which Subscribers subscribe to the transmission of, request e-mail from, or consent to the transmission of e-mail from, the Publishing Business.

         "SUBSCRIBER DATA" shall mean the names of each Subscriber, all information contained in the Subscriber profile completed by each Subscriber, and any other data concerning Subscribers and all other databases and other information derived therefrom or related thereto, including the database schema with respect to the Subscribers as such database schema shall exist on the Closing Date.

         "SYSTEMS" shall have the meaning set forth in SECTION 3.16.

         "TAX" or "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments of any nature whatsoever (including, without limitation, all federal, state, local and foreign income taxes, estimated taxes, withholding taxes, excise taxes, sales taxes, use taxes, transfer taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties) together with any related penalties, interest and additions to taxes.

         "TECHNOLOGY LICENSE" shall mean any Contract pursuant to which Seller has acquired any right with respect to any invention, process, design, computer program, computer hardware or other form of technology for use in the Publishing Business.

         "TOTAL SUBSCRIBERS" shall mean all Active Subscribers and other unique e-mail addresses that were once Active Subscribers but are no longer Active Subscribers.

         "WEB SITE" shall mean the multimedia, interactive computer program, or group of programs, designed to run on the World Wide Web protocol of the Internet, and currently accessible at the url: http://www.infobeat.com and all elements thereof, including without limitation, all Content displayed or displayable thereon, any and all rights therein under any copyright, patent, trademark, trade secret or other laws affecting intellectual property, any associated computer programs (including any server applications) and any proprietary information contained thereon (other than the Excluded Assets).


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                                   ARTICLE II

                           SALE AND PURCHASE OF ASSETS

         2.1 SALE AND PURCHASE OF ASSETS. On the Closing Date, Seller shall convey, sell, transfer, assign and deliver to Buyer or its designee, all of Seller's right, title and interest in and to the assets and properties of every kind and description, wherever located, used, owned or held by Seller for use in the Publishing Business, tangible and intangible, and whether or not specifically referred to herein (collectively, the "ASSETS"), including, without limitation, the Subscriber Data (which shall be electronically transferred); all of Seller's rights under all Subscriber Agreements, Content Agreements, Technology Licenses, Distribution Agreements, Advertising Agreements and Commerce Agreements and other Contracts relating to the Publishing Business; all of Seller's right, title and interest in and to the Content; all of Seller's rights with respect to any InfoBeat Technology and InfoBeat Software, the InfoBeat Marks and InfoBeat Domain Names and any variations or derivations thereof, in perpetuity, including all logos, trademarks and other materials containing such names and all good will of the Publishing Business as a going concern; all other Intellectual Property Rights; the Web Site; all vendor and customer lists relating to the Publishing Business (which shall be electronically transferred); works in progress and computerized information with respect to the Publishing Business; and any certifications, licenses, permits, authorizations and approvals issued by any domestic or foreign Governmental Authority in connection with the Publishing Business; all of the Seller's claims and causes of action against others arising out of or relating to the Publishing Business; all of the Seller's rights, privileges and franchises relating to or arising out of the Publishing Business; and originals or copies of all of the Seller's books, records, forms, promotional materials and documents relating to the Publishing Business or the Assets.

         2.2 EXCLUDED ASSETS. Seller shall retain all of its right, title and interest in and to all of Seller's assets other than the Assets, including, without limitation, the following assets (the "EXCLUDED ASSETS"):

         (a) Cash and cash equivalents;

         (b) Accounts receivable;

         (c) Any and all leases of real property; and

         (d) All assets of the Service Bureau Business including, without limitation, the intellectual property rights set forth on SCHEDULE
             2.2 hereof.

         2.3 ASSUMPTION OF LIABILITIES. Subject to the terms and conditions set forth herein, on the Closing Date, Buyer or its designee shall assume all monetary and non-monetary obligations of Seller arising subsequent to the Closing Date and to be performed after the Closing Date, under the Subscriber Agreements, as well as the Content Agreements, Technology Licenses, Distribution Agreements, Advertising Agreements, Commerce Agreements and other Contracts set forth in SCHEDULE 3.4(a), 3.4(b), 3.4(c), 3.4(d), and 3.4(e) (the "ASSUMED LIABILITIES"). Seller acknowledges that it shall remain liable for all other monetary and non-monetary obligations under any Contract not specifically included in the Assumed Liabilities;

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provided that if any Contract has been inadvertently excluded from the aforementioned Schedules, Buyer shall be entitled to the benefits of such Contract so long as it agrees to accept the monetary and non-monetary obligations of Seller under such Contract arising subsequent to, and to be performed after, the date from which Buyer begins to receive the benefits thereof. Except for the Assumed Liabilities, Buyer shall not incur or assume any of Seller's liabilities or obligations of any kind or nature whatsoever, whether known or unknown, liquidated or contingent, with respect to the Assets or otherwise. Without limiting the generality of the foregoing, Buyer shall not assume the following liabilities (the "EXCLUDED LIABILITIES"):

         (a) any liability or obligation, direct, indirect or contingent, of the Seller to the extent the same was required to be (without giving effect to any applicable grace period) paid, performed or discharged prior to the Closing Date including, without limitation, any liability for breach of any Contract on or prior to the Closing Date;

         (b) any liability or obligation, direct, indirect or contingent, of the Seller to any Affiliate of Seller, for borrowed money or otherwise;

         (c) any liability or obligation, direct, indirect or contingent, of the Seller arising out of or in connection with any Claim, or Proceeding (regardless of whether made or instituted prior to or subsequent to the Closing Date) to the extent arising out of or in connection with any transaction or event which occurred on or prior to the Closing Date (including, without limitation, in respect of any audit by any Person relating to royalties or other amounts payable pursuant to a Subscription Agreement, Content Agreement, Technology License, Distribution Agreement, Advertising Agreement, Commerce Agreement or other Contract, to the extent that such audit relates to royalties or other amounts accrued prior to the Closing Date);

         (d) any liability or obligation, direct, indirect or contingent, arising under or with respect to any employment agreements and employee benefit and pension plans, including any liability arising under or with respect to any employee benefit plan within the meaning of Section 3(3) of ERISA at any time sponsored by, maintained by or contributed to by the Seller or any Affiliate of the Seller or with respect to which the Seller or any Affiliate at any time had any obligation to make any contributions;

         (e) any liability or obligation, direct, indirect or contingent, of the Seller for Taxes, except as set forth in SECTION 2.7;

         (f) any liability or obligation, direct, indirect or contingent, of the Seller arising out of or in connection with non-compliance with any law, regulation or order applicable to the Publishing Business, the Assets or the Excluded Assets (including, without limitation, those relating to occupational safety and health, privacy, protection of minors, foreign and corrupt practices, antitrust, hiring, wages, hours, employee benefit plans and programs, collective bargaining, exchange control, environmental conditions, or the payment of withholding, social security and other Taxes) on or prior to the Closing Date; or

         (g) any liability or obligation, direct, indirect or contingent, arising out of or relating to any Excluded Asset.

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

         2.4 Closing. The closing (the "CLOSING") of the transactions contemplated in this ARTICLE II shall take place at 10:00 a.m. on the fifth Business Day after the fulfillment or waiver of the last of the conditions specified in ARTICLE VII OR VIII hereof, but in no event later than December 31, 1998, at the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022. The date on which the Closing shall take place is herein referred to as the "CLOSING DATE". The Closing may be held at such other date, time and place as may be agreed upon in writing by the parties.

         2.5 Purchase Price.

         (a) In consideration of Seller's representations, warranties and agreements hereunder and Buyer's purchase of the Assets, Buyer, or its designee, shall pay to Seller (i) on the Closing Date, the sum of Five Million ($5,000,000) Dollars, less the amount of any Exclusive Negotiation Payment (the "INITIAL PAYMENT") and (ii) promptly after the date that is six (6) months after the Closing Date, the sum of One Million Five Hundred Thousand ($1,500,000) Dollars (the "POST CLOSING PAYMENT" and, together with the Initial Payment, the "PURCHASE PRICE"). The Purchase Price shall be reduced by the Purchase Price Reduction.

         (b) On or prior to December 15, 1998 (or, if earlier, the Closing
Date), Seller shall deliver to Buyer a statement setting forth (i) the number of Active Subscribers and Total Subscribers and (ii) the number of HTML E-Mails opened by Subscribers, during the period from and including November 1, 1998 to and including December 15, 1998 (the "STATEMENT"). Buyer shall have the right to review the Statement and to directly, or through an independent accounting firm retained by Buyer, audit the records of the Seller upon reasonable notice, during normal business hours, in order to verify the accuracy of such Statement. If Buyer does not object to any items contained in the Statement within five (5) days after receipt thereof, the Statement shall be final and binding on the parties. In the event Buyer objects to any items contained in the Statement, Buyer and Seller shall attempt in good faith to resolve such objections and, if so resolved, the Statement shall be deemed modified to reflect the agreed resolution. If, after ninety (90) days, Buyer and Seller shall not be able to resolve such objections, Buyer and Seller shall submit such dispute for determination to a member of a "big five" accounting firm or representative from Nielsen I/Pro or a similar auditing firm located in New York, New York, satisfactory to both Buyer and Seller. The decision of such arbitrator shall be binding on the parties and upon such decision, the Statement shall be deemed modified to reflect such decision. The Purchase Price shall be reduced by an amount equal to the product obtained by multiplying (a) the Purchase Price by
(b) the Reduction Ratio (the reduction as so calculated, the "PURCHASE PRICE REDUCTION"). The "REDUCTION RATIO" is the sum derived by subtracting one (1) from the quotient of (w) the number of HTML E-Mails opened by Subscribers as set forth in the Statement divided by (x) 22,500,000; provided, however, that, if
the number of Active Subscribers is greater than or equal to [    **    ] and
the number of Total Subscribers is greater than or equal to [    **    ], then
the Purchase Price Reduction shall be decreased by the amount by which the Reduction Ratio exceeds the result of subtracting one (1) from the quotient of
(y) the number of Total Subscribers divided by (z) [    **    ] (the "ADJUSTMENT
FACTOR"). In no event, however, shall the Adjustment Factor be greater than 0.2. Examples of the calculation of the Purchase Price Reduction are set forth on EXHIBIT B. Seller shall pay over the Purchase Price Reduction to Buyer by wire transfer to an account designated by Buyer within one (1) Business Day after the amount thereof shall have been determined,


** INDICATES CONFIDENTIAL TREATMENT REQUESTED

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

provided that the Purchase Price Reduction may, at Buyer's option, be offset against the Service Fee (as defined in the Service Agreement) under the terms of the Service Agreement for the third and fourth quarterly period of the first Contract Year (as defined in the Service Agreement) thereof, and for all or any portion of the Service Fee for the second and third Contract Years, up to the full amount of the Purchase Price Reduction; and, provided further that if the Buyer has not yet paid the Post Closing Payment, the Purchase Price Reduction may, at Buyer's option, be offset against the Post Closing Payment.

         (c) The Initial Payment shall be reduced by an amount equal to the product obtained by multiplying (i) the total compensation, cash or otherwise, received by Seller pursuant to the Advertising Agreements which have been delivered as of the Closing Date and (ii) one (1) minus the quotient obtained by dividing (a) the number of guaranteed impressions, downloads or new customer bounties under such Advertising Agreements which have been delivered as of the Closing Date by (b) the total number of guaranteed impressions, downloads or new customer bounties under such Advertising Agreements (provided such amount is not less than zero (0)), pursuant to a procedure to be negotiated in good faith by the parties prior to the Closing.

         2.6 Nonassignable Assets and Nonassumable Liabilities. Subject to
SECTION 7.7 hereof, to the extent that the assignment or attempted assignment of any Asset, or the assumption of any Assumed Liability hereunder would be invalid or would constitute a breach of any Contract or other commitment to which Seller is a party or by which it or any of the Assets may be bound, or if any consent of a licensor would be required in connection with the assignment of any such Contract or commitment, this Agreement shall not constitute an assignment of such Asset or assumption of such Assumed Liability; provided, however, that any such Asset or Assumed Liability, as applicable, shall be held and/or received by Seller for the benefit of Buyer, its successors and assigns. Seller will use its reasonable efforts to obtain all consents required for the assignment of any Asset to or the assumption of any Assumed Liability by Buyer. Until such consent is obtained, Seller will cooperate with Buyer, its successors and assigns in any reasonable arrangement designed to provide for Buyer, its successors and assigns the benefit of such Asset or Assumed Liability, as applicable, including enforcement for the benefit of Buyer, its successors and assigns, of any and all rights of Seller arising out of the breach or cancellation of any Contract or other commitment constituting such Asset or Assumed Liability, as applicable.

         2.7 Transfer Tax. Buyer shall be responsible for the payment of any and all sales, use, recordation, gains, transfer or similar Taxes or fees imposed by the State of New York or any locality therein with regard to the sale of the Assets hereunder, and shall deliver copies of any Tax returns or other documentation filed with respect thereto to Seller promptly after filing. Seller shall be responsible for the payment of any and all sales, use, recordation, gains, transfer or similar Taxes or fees imposed by the State of Colorado or any locality therein with regard to the sale of the Assets hereunder, and shall deliver copies of any Tax returns or other documentation filed with respect thereto to Buyer promptly after filing

         2.8 Seller's Rights to Use Names. Notwithstanding the provisions of
SECTION 2.1 and SECTION 2.3, Seller, as long as it shall comply with the terms and conditions of this Agreement, shall have (i) a limited, worldwide, exclusive license to use the mark "InfoBeat


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Express" and the domain name "INFOBEATEXPRESS.com" solely in connection with the marketing of the Service Bureau Business and solely for the Permitted Use
Period, and (ii) a limited, non-exclusive, worldwide, license, for a period commencing on the date of expiration of the Permitted Use Period and expiring on the date ninety (90) days thereafter, to use the mark "InfoBeat Express", but not the domain name "INFOBEATEXPRESS.com" solely in conjunction with the word "formerly" (ie. "formerly, InfoBeat Express" or "formerly INFOBEATEXPRESS.com") and solely for the purpose of informing Persons that Seller no longer markets any goods or services under the "InfoBeat" mark. Buyer shall not use the mark "InfoBeat Express" and the domain name "INFOBEATEXPRESS.com" during the Permitted Use Period.

         2.9 Receipt of Funds. From and after the Closing Date, if Seller receives any amounts arising out of or on account of the conduct of the Publishing Business or the Assets, but not such amounts arising out of or on account of the exploitation of the Excluded Assets, following the Closing, Seller shall promptly pay such amounts to Buyer.

         2.10 Right of Offset. Seller agrees that, notwithstanding anything to the contrary contained in this Agreement, and in addition to any other remedy which is available to Buyer hereunder or under the Service Agreement, if at the time of any payment or payments payable by Buyer to Seller under the provisions of this Agreement or the Service Agreement there is any amount due and payable (the "Offset Amount") to the Buyer arising out of or relating, directly or indirectly, to this Agreement, or the Service Agreement, and the transactions contemplated hereby, including the indemnification provisions set forth in
SECTION 11 hereof, the amount otherwise payable to Seller under this Agreement, or the Service Agreement, may be applied by the Buyer in whole or in part to the extent necessary to offset in whole or in part such amount owing by Seller; provided, that, if Seller disputes such Offset Amount, Buyer shall place such amount in escrow until such dispute is conclusively adjudicated in a court proceeding pursuant to SECTION 12.4 hereof.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     The Seller hereby represents and warrants to the Buyer Indemnitees as follows:

         3.1 Organization; Good Standing; Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the power and authority to own and operate the Assets and to carry on the Publishing Business and the Service Bureau Business as now being conducted. Seller uses no trademarks, trade names or service marks, other than the InfoBeat Marks set forth on SCHEDULE 3.5(b). The Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in the jurisdictions set forth on SCHEDULE 3.1, which jurisdictions constitute all jurisdictions in which it is required to be so qualified or licensed, except where the failure to be so qualified or licensed has not had and will not have a Material Adverse Effect.

         3.2 Authorization and Validity of Agreement. Except as set forth in
SCHEDULE 3.2, Seller has the corporate power and authority and has taken all necessary corporate actions to


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execute and deliver this Agreement and the Service Bureau Agreement, to consummate the transactions contemplated hereby and thereby and to take all other actions required to be taken by it pursuant to the provisions hereof and thereof. This Agreement has been duly executed and delivered by the Seller. This Agreement is, and the Service Agreement when executed and delivered will be, legal, valid and binding upon and enforceable against the Seller, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization, or other similar laws affecting the enforcement of creditors' rights. Except as set forth in SCHEDULE 3.2, neither the execution, delivery or performance of this Agreement or the Service Agreement, nor the consummation of the transactions contemplated hereby or thereby will (a) violate (with or without the giving of notice or the lapse of time or both) any law, rule, regulation, court order, writ, judgment, injunction or decree applicable to the Seller, (b) violate or breach the Certificate of Incorporation, Bylaws or other governing instruments of the Seller or (c) violate or breach, or constitute a default under or grounds for termination of, or result in the acceleration of the performance of the obligations of the Seller under any Contract relating to the Publishing Business to which Seller is a party or by which Seller or any of its respective assets (including the Assets) are bound or affected.

         3.3 No Approvals, Consents or Notices Required. Except as set forth on
SCHEDULE 5.5, no authorization, approval, order, license, permit, franchise or consent of, and no registration, declaration, notice or filing by or with, any third Person or any domestic or foreign Governmental Authority is required in connection with the execution, delivery and performance of this Agreement or the Service Agreement by Seller, or the consummation by Seller of the transactions contemplated hereby or thereby, including the assignment and transfer of the Contracts included in the Assets to Buyer or its designee, which shall be an Affiliate thereof.

         3.4 Contracts.

         (a) SCHEDULE 3.4(a) is a complete and correct list of all Content Agreements to which Seller is a party, including the name of the Content provider, a brief description of the Content delivered, and to be delivered, and the expiration date of each such Content Agreement. SCHEDULE 3.4(b) is a complete and correct list of all Distribution Agreements to which Seller is a party and the expiration date of each such Distribution Agreement. SCHEDULE 3.4(c) is a complete and correct list of all Advertising Agreements to which Seller is a party, including the name of each advertiser, a summary of the rates charged under each such Agreement, the term of each advertising commitment and the number of guaranteed impressions thereunder. SCHEDULE 3.4(d) is a complete and correct list of all Commerce Agreements, including the name of each affiliate, and the expiration date of each Commerce Agreement. SCHEDULE 3.4(e) is a complete and correct list of all other Contracts (which are not Content Agreements, Distribution Agreements, Advertising Agreements, Commerce Agreements or Technology Licenses) included in or relating to any of the Assets to which Seller is a party.

         (b) Each Content Agreement, Technology License, Distribution Agreement, Subscriber Agreement, Advertising Agreement, Commerce Agreement and other Contract included in the Assets is a legal, valid and binding obligation of Seller and each of the other parties signatory thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization, or other similar laws affecting the enforcement of creditors' rights, and is in full force and effect, and there are no defaults (or events which, with notice or lapse of time or both, would constitute a default) by Seller or, to Seller's knowledge, by any other Person party to any such Content Agreement, Technology License, Distribution Agreement, Advertising Agreement, Commerce Agreement or other Contract included in the Assets. Seller has made available to Buyer or its advisers true and complete copies of the Content Agreements, Technology Licenses, Distribution Agreements, Advertising Agreements, Commerce Agreements and other Contracts set forth on SCHEDULES 3.4(a), 3.4(b), 3.4(c), 3.4(d), and 3.4(e), for review.

         (c) Except as otherwise set forth on SCHEDULE 5.5, all of the Content Agreements, Technology Licenses, Distribution Agreements, Subscriber Agreements, Advertising Agreements, Commerce Agreements and other Contracts included in the Assets are freely assignable, in whole or in part by Seller without the consent of any other Person. No Content Agreement, Technology License, Distribution Agreement, Subscriber Agreement, Advertising Agreement, Commerce Agreement or other Contract included in the Assets contains a provision permitting it to be terminated upon a change of control or ownership of the Publishing Business or a sale of the Assets or if a specific individual ceases to be employed by or otherwise associated with the Publishing Business. No waiver of any right of first refusal or consent of any third party is required for the consummation of the transactions contemplated hereby by Seller, including, without limitation, for the transfer of the Assets to Buyer.

         (d) The Seller (i) owns all right, title and interest in, or possesses valid licenses to use for all purposes material to the operation of the Publishing Business, the Content, (ii) has not granted to any other Person any of its interest in the Content or any element thereof, as licensee or otherwise, and (iii) has filed all certificates, affidavits and other documents, and taken all other actions, necessary to retain its title to such Content which it owns and to keep the same in effect. The Content does not infringe upon or violate the rights of any Person, including any rights of privacy or publicity, any moral rights or any rights under the laws of copyright, patent, trademark and trade secret, and no claim alleging any such infringement or violation has been received by Seller. The Content does not contain any material errors, omissions, deficiencies, inaccuracies, obscenities or defamatory or libelous materials or information.

         (e) There are no pending royalty claims, requests for audits, or pending audits and disputes or, to the best knowledge of Seller, threats thereof against Seller, in connection with any Contract.

         3.5 InfoBeat Software and Technology; Other Proprietary Rights.

         (a) SCHEDULE 3.5(a) is a complete and correct list and brief description of all InfoBeat Software and InfoBeat Technology. The Seller (i) owns all right, title and interest in each item of InfoBeat Software and InfoBeat Technology, free and clear of all Liens, (ii) has not granted to any other Person any interest in or right to exploit any such InfoBeat Software or InfoBeat Technology, as licensee or otherwise, and (iii) none of such InfoBeat Software or InfoBeat Technology infringes upon or violates the rights of any Person, including any rights under the laws of copyright, United States patent, trademark and trade secret, and no claim alleging any such infringement or violation has been made to the Seller. There are no sums owing or to become due to any Person in respect of Seller's ownership or exploitation of such

InfoBeat Software or InfoBeat Technology. Set forth in SCHEDULE 3.5(a) is a list of all registrations and applications for registration filed with the United States Copyright Office, the United States Patent and Trademark Office or any similar foreign intellectual property rights depository with respect to the InfoBeat Software and InfoBeat Technology. Except as set forth in SCHEDULE 3.5(a), Seller does not own any patents, patent applications, registered copyrights or copyright applications used in or related to the Publishing Business.

         (b) SCHEDULE 3.5(b) is a complete and correct list of the InfoBeat Marks and InfoBeat Domain Names. The Seller (i) owns all right, title and interest in each of the InfoBeat Marks and the InfoBeat Domain Names, free and clear of all Liens, (ii) has not granted to any other Person any interest in any of the InfoBeat Marks or InfoBeat Domain Names, as licensee or otherwise, and
(iii) has filed all certificates, affidavits and other documents, required to be filed under the U.S. Trademark Act, and taken reasonable precautions necessary to retain its title to such InfoBeat Marks and the InfoBeat Domain Names and to keep the same in effect. None of the InfoBeat Marks or InfoBeat Domain Names is invalid and none infringes upon or violates the rights or claimed rights of any Person, including any rights under the laws of copyright, patent, trademark and trade secret, and no claim alleging any such infringement or violation has been received by Seller. The representations in this SECTION 3.5(b) shall not apply to any intellectual property rights which are Excluded Assets.

         (c) SCHEDULES 3.4(a), 3.4(b), 3.4(c), 3.5(a) and 3.5(b) set forth all of the Intellectual Property Rights used in or required by Seller in the normal operation and conduct of the Publishing Business, other than such Intellectual Property Rights, the absence of which would not, individually or in the aggregate, have a Material Adverse Effect and such intellectual property rights which are Excluded Assets.

         (d) Seller owns all right, title and interest in, or possesses valid licenses to use for all purposes material to the operation of the Publishing Business, all the Intellectual Property Rights included in the Assets and not set forth on SCHEDULES 3.4(a), 3.4(b), 3.4(c), 3.5(a) and 3.5(b) (collectively, the "RESIDUAL INTELLECTUAL PROPERTY"), free and clear of all Liens. Seller has not granted to any other Person any interest in any Residual Intellectual Property, as licensee, sublicense or otherwise. The Residual Intellectual Property does not infringe upon the rights of any Person, including any rights under the laws of copyright, patent, trademark or trade secret, and no claim alleging any such infringement or violation has been received by Seller. The representations in this SECTION 3.5(d) shall not apply to any intellectual property rights which are Excluded Assets.

         (e) The Content, the InfoBeat Technology, the InfoBeat Software, and the Residual Intellectual Property does not contain any copy protection, computer virus, malicious code, or destructive feature. The representations in this SECTION 3.5(e) shall not apply to any intellectual property rights which are Excluded Assets.

         3.6 Ownership; Liens. All of the Assets are owned directly by the Seller, free and clear of all Liens. No Affiliate of Seller owns or holds any right, title or interest in or to any of the Assets.

         3.7 Taxes. Seller has filed within the time (subject to applicable extensions, if any) and in the manner prescribed by law all federal, state, local and foreign Tax returns which are required to be filed by Seller. Such returns reflect accurately all liability for Taxes for the period covered thereby. All such Taxes have been paid when due (subject to applicable extensions, if any). There are no claims against Seller for any alleged deficiency in Tax, and there are no current or pending Tax audits or Proceedings with respect to Seller. There are no Liens for Taxes on any Asset.

         3.8 Legal Proceedings. Except as set forth on SCHEDULE 3.8, there are no Proceedings pending or, to the knowledge of Seller, threatened against Seller or affecting any of the Assets. Seller is not subject to any judgment, order or decree of any Governmental Authority.

         3.9 Compliance With Law. Seller has operated the Publishing Business so as to comply with all applicable domestic and foreign, Federal, state and local statutes, laws, ordinances, codes, governmental rules and regulations (including, without limitation, those relating to occupational safety and health, privacy, protection of minors, foreign and corrupt practices, antitrust, hiring, wages, hours, employee benefit plans and programs, collective bargaining, exchange control, environmental conditions, or the payment of withholding, social security and other Taxes). Seller is not in violation of any foreign or domestic statutes, laws, ordinances, codes, governmental rules or regulations, or any judgment, order or decree (federal, state, local or foreign) to which it is subject. Except as set forth in SCHEDULE 5.5, no licenses, permits, franchises or other governmental authorizations are necessary for the ownership or operation of the Assets or the conduct of the Publishing Business as presently conducted.

         3.10 Title to and Condition of Properties. Seller has good and merchantable title to all tangible personal property included in the Assets, free and clear of all Liens. All tangible personal property included in the Assets is in good condition and repair, normal wear and tear excepted.

         3.11 Financial Information. Seller has furnished to Buyer (i) its unaudited balance sheet as at October 31, 1998 and the related statement of income, cash flow and stockholders' equity for the ten-month period then ended, and (ii) its audited balance sheet as at December 31, 1997 and the related statement of income, cash flow and stockholder's equity for the year then ended (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements, (x) are in accordance with the books and records of the Seller, (y) fairly present the financial condition of Seller as at the respective dates indicated and the results of operations of Seller for the respective periods indicated and (z) have been prepared in accordance with GAAP applied consistently with past practices of Seller. There has been no fact, change, event or circumstance which has caused a Material Adverse Effect since October 31, 1998. Since October 31, 1998, the Seller has conducted the Publishing Business only in the ordinary course. Except as set forth on SCHEDULE 3.11, since October 31, 1998, there has not been any of the following:

         (a) Any damage, destruction or loss relating to the Assets, whether or not covered by insurance, having or which could have a Material Adverse Effect;

         (b) Any liability created, assumed, guaranteed or incurred, or any material transaction, contract or commitment entered into, by the Seller, affecting the Assets, or the Publishing Business, other than in the ordinary course of business;

         (c) Any payment, discharge or satisfaction of any material Lien or liability by Seller or any cancellation by Seller of any material debts or claims or any amendment, termination or waiver of any rights of Seller having or which could have a Material Adverse Effect;

         (d) Any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible Asset (including any Intellectual Property Rights) of Seller, other than in the ordinary course of business;

         (e) Any termination of, or written indication of an intention to terminate or not renew, any material Contract relating to the Publishing Business;

         (f) Any material write-down or write-up of the value of any Asset or any material reduction in Subscribers;

         (g) Any agreement, understanding, authorization or proposal, whether in writing or otherwise, for Seller to take any of the actions specified in paragraphs (a) through (f) above.

         3.12 Liabilities. Except as set forth on SCHEDULE 3.12, Seller does not have any liabilities, absolute, contingent or otherwise, direct or indirect, matured or unmatured, which are not reflected in the Financial Statements or disclosed with reasonable specificity in the Schedules to this Agreement and which are associated with the Assets or the Publishing Business.

         3.13 Advertising Customers. SCHEDULE 3.13 hereto is a complete and correct list of all current advertising customers of the Publishing Business.

         3.14 Employees; Independent Contractors; Contracts. All of the current and past employees of Seller who are or were involved in the creation of Intellectual Property Rights are or were employed pursuant to "work-for-hire" agreements which also contain or contained appropriate assignments to Seller of such employees' work product, including invention assignment agreements, where appropriate. Seller has executed appropriate contracts with all independent contractors of Seller involved in the creation of Intellectual Property Rights containing assignments to Seller of all rights of such independent contractors in their work product.

         3.15 Brokerage Commissions. Seller has not incurred any liability for finder's, brokerage, agent's or advisory fees or commissions in connection with this Agreement, the Service Agreement or the transactions hereby or thereby contemplated.

         3.16 Year 2000. All of the software, data and data bases included in the Assets (collectively, the "SYSTEMS") comply with the following standards:
(i) the occurrence in or use by the Systems of dates before, on or after January 1, 2000 will not adversely affect the performance of the Systems with respect to date-dependent data, computations, output or other functions, including, without limitation, calculating, comparing and sequencing; (ii) the Systems will not abnormally end or provide invalid or incorrect results as a result of date-dependent data; and (iii) the Systems can accurately process and manipulate date-dependent data, including, without limitation, single century formulas and leap years. The representations set forth in this Section 3.16 shall not apply to output, results, errors or abnormal terminations caused by (a) any modifications to the Systems made after the Closing other than such modifications made by or on behalf of Seller or (b) any data provided to the Systems which does not specify the century or is incorrect, other than any such data provided by or on behalf of Seller.

         3.17 Web Site Software. The items set forth on SCHEDULE 3.5(a) constitute all of the computer programs necessary to operate the Web Site.

         3.18 Full Disclosure. Neither this Agreement nor any written information furnished by or on behalf of Seller to Buyer in connection with the negotiation of this Agreement and the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer hereby represents and warrants to the Seller Indemnitees as follows:

         4.1 Organization; Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to own or lease and operate its properties and to carry on its business and activities as now being conducted.

         4.2 Authorization and Validity of Agreement. Buyer has the corporate power and authority and has taken all necessary corporate actions to execute and deliver this Agreement and the Service Agreement, to consummate the transactions contemplated hereby and to take all other actions required to be taken by it pursuant to the provisions hereof. This Agreement is, and the Service Agreement when executed and delivered will be, valid and binding upon and enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization, or other similar laws affecting the enforcement of creditors' rights. Neither the execution, delivery or performance of this Agreement or the Service Agreement, nor the consummation of the transactions contemplated hereby will (a) violate (with or without the giving of notice or the lapse of time or both) any law, rule, regulation, court order, writ, judgment, injunction or decree applicable to Buyer, (b) violate or breach the Certificate of Incorporation, Bylaws or other governing instruments of Buyer, or
(c) violate or breach, or constitute a default under or grounds for termination of, or result in the acceleration of the performance of the obligations of the Buyer under any Contract to which Buyer is a party or by which Buyer or any of its assets are bound or affected.

         4.3 No Governmental Approvals or Notices Required. Except as set forth in SCHEDULE 5.5, no authorization, approval, order, license, permit, franchise or consent of, and no registration, declaration, notice or filing by or with, any domestic or foreign Governmental Authority, is required in connection with the execution, delivery and performance of this Agreement or the Service Agreement by Buyer, or the consummation by Buyer of the transactions contemplated hereby or thereby.

         4.4 Brokerage Commissions. Buyer has not incurred any liability for finder's, brokerage, agent's or advisory fees or commissions in connection with this Agreement or the Service Agreement or the transactions hereby or thereby contemplated.

                                   ARTICLE V

                         PRE-CLOSING COVENANTS OF SELLER

     From and after the date hereof to the Closing Date:

         5.1 Conduct of Business. Seller shall conduct the Publishing Business in the ordinary course of the Publishing Business and shall not take any action, or omit to take any action which could diminish the value of the Publishing Business, the Service Bureau Business or the Assets. Specifically, without limiting the foregoing, Seller shall not, without Buyer's consent:

         (a) Sell, transfer or assign any of the Assets or any rights therein;

         (b) Place or permit any Person to place any Liens on the Assets;

         (c) Commit any material breach of any material Subscriber Agreement, Content Agreement, Distribution Agreement, Technology License , Advertising Agreement, Affiliate Agreement or other Contract; or

         (d) Amend or waive any material defaults under any Subscriber Agreement, Content Agreement, Distribution Agreement, Technology License, Advertising Agreement, Commerce Agreement or other Contract.

         5.2 No Breach of Representations and WarrantieS. Seller will not take any action which would cause or constitute a material breach, or would, if it had been taken prior to the date hereof, have caused or constituted a material breach, of any of the representations and warranties set forth in ARTICLE III hereof. Seller will, in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence of or the impending or threatened occurrence of, any fact or event which would cause or constitute a material breach of any of the representations and warranties set forth in
ARTICLE III hereof as of the Closing Date, give reasonably detailed notice thereof to Buyer; and Seller will use its best efforts to prevent, or promptly remedy, such breach.

         5.3 Access by Buyer. The directors, officers, employees and representatives of Buyer will be permitted, at Buyer's cost, access, on reasonable prior notice, during usual business hours, and as often as may be reasonably requested, to, and will be permitted to make copies of and extracts from, the Subscriber Agreements, Content Agreements, Distribution Agreements, Technology Licenses, Advertising Agreements, Commerce Agreements and other Contracts of Seller, Seller's books and records to the extent such books and records relate to the Publishing Business and such other information relating to the Assets and the Publishing Business as Buyer shall request.

         5.4 No Solicitation. Seller will not, directly or indirectly, (i) solicit, initiate or encourage the submission of inquiries, proposals or offers or accept any such proposals or offers from any Person relating to, or otherwise negotiate or cooperate with any Person or entity in respect of, any acquisition or purchase of all or any portion of the Publishing Business or any of the Assets, or (ii) participate in any discussion or negotiation regarding, or furnish to any other Person any financial or other information with respect to, any of the foregoing.

         5.5 Consents. Seller will use its best efforts to obtain all those third party consents and approvals of Governmental Authorities set forth on
SCHEDULE 5.5, including, without limitation, any consents necessary from Subscribers to secure the consent of each such Subscriber to the transfer of names and identifying data to Buyer or its designee as contemplated herein.

         5.6 Confidential Treatment. In obtaining the consents and approvals set forth on SCHEDULE 5.5, Seller will use its best efforts to obtain agreements from such entities from which such consents are required not to disclose the transaction that is the subject of this Agreement or any other confidential information of Buyer, which agreements shall provide that Buyer shall be a third party beneficiary thereof, and, upon Buyers request and at Buyer's expense, enforce such agreements.

         5.7 Best Efforts. Seller will use its best efforts to effectuate the transactions hereby contemplated and to fulfill the conditions to Buyer's obligations under ARTICLE VII of this Agreement.

                                   ARTICLE VI

                         PRE-CLOSING COVENANTS OF BUYER

         6.1 No Breach of Representations and Warranties. Buyer will not take any action which would cause or constitute a material breach, or would, if it had been taken prior to the date hereof, have caused or constituted a material breach, of any of the representations and warranties set forth in ARTICLE IV hereof. Buyer will, in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence or the impending or threatened occurrence of, any fact or event which would cause or constitute a material breach of any of the representations and warranties set forth in
ARTICLE IV hereof as of the Closing Date, give reasonably detailed notice thereof to Seller; and Buyer will use its best efforts to prevent, or promptly to remedy, such breach.

         6.2 Best Efforts. Buyer will use its best efforts to effectuate the transactions hereby contemplated and to fulfill the conditions to Seller's obligations under ARTICLE VIII of this Agreement.

                                  ARTICLE VII

                        CONDITIONS TO BUYER'S OBLIGATIONS

     All obligations of Buyer under this Agreement are subject to fulfillment at the Closing of each of the following conditions, any or all of which may be waived in whole or in part, at or prior to the Closing Date, by Buyer in its sole discretion:

         7.1 Representations and Warranties. The representations and warranties of Seller contained in ARTICLE III hereof shall be true (i) as of the date of this Agreement in all material respects, and (ii) at and as of the Closing Date as though such representations and warranties were made at and as of such time except for such changes occurring between the date hereof and the Closing Date as will not result in a Material Adverse Effect.

         7.2 Covenants. Seller shall have performed and complied in all material respects with all covenants, agreements and conditions on its part required by this Agreement to be performed or complied with prior to or at the Closing Date.

         7.3 Officer's Certificate. Buyer shall have received a certificate of an officer of the Seller, dated the Closing Date, certifying to the fulfillment of the conditions specified in SECTIONS 7.1 and 7.2 hereof.

         7.4 Opinion of Counsel. Buyer shall have received an opinion of counsel for Seller, dated the Closing Date, in form and substance reasonably acceptable to Buyer.

         7.5 Good Standing Certificate. Buyer shall have received a Good Standing Certificate for Seller dated within ten (10) days of the Closing Date, issued by the Secretary of State of the state of incorporation of the Seller.

         7.6 Institution of Proceedings; Injunction. There shall not have been instituted by any Person (including any Governmental Authority) any bona fide Proceeding to restrain or invalidate the transactions contemplated by this Agreement, and there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in a Proceeding against the consummation of the transactions contemplated by this Agreement.

         7.7 Consents. Seller shall have delivered to Buyer all consents of third Persons and governmental approvals set forth on SCHEDULE 7.7.

         7.8 Bill of Sale and Assignment. Buyer shall have received from Seller a Bill of Sale transferring title to the Assets, in form and substance satisfactory to Buyer.

         7.9 Assignment of Copyrights, Patents, Marks and Domain Names. Buyer shall have received from Seller the following:

         (a) An assignment of copyright, in a form suitable for recordation in the United States Copyright Office, for each registered copyright and copyright application included in the Assets, in form and substance satisfactory to Buyer.

         (b) An Assignment of trademark, in a form suitable for recordation in the United States Patent and Trademark Office, for each registered trademark and service mark included in the Assets, in form and substance satisfactory to Buyer.

         (c) An executed Registrant Name Change Agreement - Transfers, in a form suitable for recordation with Network Solutions, Inc. for each domain name included in the Assets, in form and substance satisfactory to Buyer.

         7.10 Service Agreement. Buyer shall have received the Service Agreement, duly executed by Seller.

         7.11 Key Man Employment Agreement. Seller shall have delivered an employment agreement executed by Doug Fahoury, satisfactory to Buyer pursuant to which Mr. Fahoury shall agree to continue his employment with Seller for a period of six (6) months from the Closing Date.

         7.12 Cox Agreement. Seller shall have obtained amendments to its Agency Representation Agreement dated January 1, 1998 with Cox Interactive Sales, Inc., to include a revised list of "non-commissionable" clients comprised of the "Total E" and the Sony Parties (as defined in the Service Agreement).

         7.13 Documentation. All documentation and instruments necessary to give effect to the transaction contemplated hereby shall be satisfactory in form and substance to Buyer.

         7.14 Seller's Obligations. Seller shall have used its best efforts to satisfy all outstanding financial obligations related to the Publishing Business as of the Closing.

         7.15 Other Deliveries. Seller shall deliver or cause to be delivered such other documents and instruments as may reasonably be requested by Buyer or its counsel to consummate the transactions contemplated hereby.

                                  ARTICLE VIII

                       CONDITIONS TO SELLER'S OBLIGATIONS

     All obligations of Seller under this Agreement are subject to the fulfillment, at the Closing Date, of each of the following conditions, any or all of which may be waived in whole or in part, at or prior to the Closing Date, by Seller in its sole discretion:

         8.1 Representations and Warranties. The representations and warranties of Buyer contained in ARTICLE IV hereof shall be true in all material respects
(i) as of the date of this Agreement, and (ii) at and as of the Closing Date as though such representations and warranties were made at and as of such time.

         8.2 Covenants. Buyer shall have performed and complied in all material respects with all agreements and conditions on its part required by this Agreement to be performed or complied with prior to or at the Closing Date.

         8.3 Officer's Certificate. Seller shall have received a certificate of an officer of Buyer, dated the Closing Date, certifying to the fulfillment of the conditions specified in SECTIONS 8.1 and 8.2 hereof.

         8.4 Purchase Price. The Initial Payment shall have been paid as set forth in SECTION 2.5.

         8.5 Opinion of Counsel. Seller shall have received an opinion of counsel for Buyer, dated the Closing Date, in form and substance reasonably acceptable to Seller.

         8.6 Good Standing Certificate. Seller shall have received a Good Standing Certificate for Buyer dated within ten (10) days of the Closing Date, issued by the State of Delaware.

         8.7 Institution of Proceedings; Injunction. There shall not have been instituted by any Person (including any Governmental Authority) any bona fide Proceeding to restrain or invalidate the transactions contemplated by this Agreement or the Service Agreement, and there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in a Proceeding against the consummation of the transactions contemplated by this Agreement or the Service Agreement.

         8.8 Consents. Buyer shall have delivered to Seller all consents of third Persons and governmental approvals set forth on SCHEDULE 5.5.

         8.9 Service Agreement. Seller shall have received the Service Agreement duly executed by Buyer.

         8.10 Other Deliveries. Buyer shall deliver or cause to be delivered such other documents and instruments as may reasonably be requested by Seller or its counsel to consummate the transactions contemplated hereby.

                                   ARTICLE IX

                             POST-CLOSING COVENANTS

         9.1 Further Assurances. From and after the Closing Date, each party to this Agreement shall, at any time and from time to time, make, execute and deliver, or cause to be made, executed and delivered, such assignments, deeds, bills of sale, drafts, checks, returns, filings and other instruments, agreements, consents and assurances, and take or cause to be taken all such actions as counsel for the other party may reasonably request to effectuate the transactions contemplated by this Agreement. Seller shall cause its employees to reasonably cooperate with Buyer as needed from and after the Closing Date to facilitate the transfer of the Assets and Publishing Business and shall make such employees reasonably available to answer questions relating to the Subscriber Agreements, Content Agreements, Distribution Agreements, Technology Licenses, Advertising Agreements, Commerce Agreements other Contracts and other Assets being transferred.

         9.2 Public Announcements. Except as provided in the next sentence, the parties hereto shall not (and each party shall cause its directors, officers, employees and agents not to) issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement prior to the Closing without the prior written consent of the other party hereto. After the Closing, Buyer shall be permitted to issue such a press release or make such a public announcement without the consent of Seller, provided that (i) Buyer shall obtain Sellers Consent, which shall not be unreasonably withheld or delayed, solely with respect to the text of any references to Seller or the InfoBeat Marks contained in any such press release, and (ii) Buyer shall afford Seller a reasonable time (which in no event shall exceed three (3) days) to notify its employees of such transaction prior to such press release or pubic announcement. If any party hereto is required to make any public disclosure or filing with respect to the transactions contemplated by this Agreement by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which the securities of such party or any of its Affiliates are listed or traded, such party shall use reasonable efforts to give the other party prior notice of such disclosure and, to the extent confidential treatment of such information is available, to use reasonable efforts to obtain such treatment. Notwithstanding the provisions of this SECTION 9.2, after the Closing, Seller shall be permitted to confirm to third Persons the fact that Buyer is a customer of the Service Bureau Business (but shall not disclose any term of the Service Agreement).

         9.3 Noncompetition; Nonsolicitation. (a) Seller covenants and agrees that from and after the Closing Date it shall not, and shall cause any of its Affiliates in which Seller has a fifty percent (50%) or greater ownership interest or of which Seller otherwise exercises management control ("RESTRICTED ENTITIES") not to, at any time prior to the expiration of the initial or any renewal term of the Service Agreement, directly or indirectly, own, manage, operate, join or control, participate in, consult for, be employed by, render services to, or invest in or otherwise be connected with in any manner any entity which is engaged in a business the same as, similar to or competitive with, the Publishing Business; provided, that, nothing contained in this SECTION
9.3 shall preclude the Seller from effecting a sale of the Company in its entirety, whether by means of a merger, reorganization, sale of assets or other similar transaction. Nothing in this SECTION 9.3 shall prohibit Seller from rendering consulting services to clients of the Service Bureau Business on issues relating to the publishing business provided that (i) all members of Seller's editorial staff (including Doug Fahoury and Margot Drees), customer service staff and advertising sales staff (including Eric Belcher, Perri Feldman, Kam Rope and Kristin Wyman) providing services to Buyer pursuant to the Service Agreement (the "CORE PERSONNEL") shall not have any involvement in such consulting services and shall be placed behind a "Chinese wall" with respect thereto, (ii) Seller shall not reassign any Core Personnel away from providing Services (as defined in the Service Agreement) to Buyer for the sole purpose of avoiding the intent and spirit of the agreement of the parties as expressed in clause (i) of this SECTION 9.3(a), (iii) Seller shall provide Buyer with no less than thirty (30) days' written notice of any reassignment of any Core Personnel, which notice shall include the name, job title and tenure, and job functions of such Core Personnel, (iv) Buyer shall have a one-time right, during the Initial Term or the Additional Term (as such terms are defined in the Service Agreement) of the Service Agreement, to veto a reassignment of certain designated Core Personnel, (v) John Funk and Raymond V Wagener shall not, for a period of six months after the Closing Date, perform any consulting services related to any of the service categories currently offered by Seller as part of the Publishing Business or any other services categories which Buyer may create after the Closing Date, (vi) Seller shall not be permitted to use any confidential information relating to the service categories currently operated by Seller as part of the Publishing Business or any other information learned by Seller in the course of providing Services (as such term is defined in the Service Agreement) under the Service Agreement, including information concerning subscription popularity, subscriber feedback, editorial staffing, subscriber acquisition, future product plans, market research, surveys, and content acquisition, and (vii) Buyer shall, at no additional charge, have reasonable access to Seller's consulting staff and shall generally have the benefit of the knowledge of such staff at a level commensurate with Buyer's status as a top-level customer of the Service Bureau Business.

         Seller covenants and agrees that, from and after the Closing, it shall not and shall cause each of its Restricted Entities not to, at any time prior to the expiration of the initial or any renewal term of the Service Agreement, for itself or on behalf of any other Person, or by action in concert with any other Person, solicit, induce or encourage any other Person known by it to have a contractual relationship with the Publishing Business acquired by Buyer to discontinue, terminate, cancel or refrain from entering into any contractual relationship with the Buyer or any of its Affiliates.

         (c) Notwithstanding any provision in this SECTION 9.3 to the contrary, so long as Seller shall have fulfilled its obligations hereunder and under the Service Agreement, and Seller's involvement in such services is not visible to the users thereof, (i) Seller shall be permitted to provide to Charles Schwab & Co., Inc., on a "private label" basis, the services known as "Full Closing Bell", "Early Closing Bell" and "Weekender", in their currently existing form, (collectively the "CLOSING BELL SERVICES") for the term of the Service Agreement, (ii) Seller shall be permitted to provide Charles Schwab & Co., Inc. with services known as "Alerts", "Morning Call", "Midday Update", "Currencies", "Commodities", "Internet Daily" and "Money Daily" (collectively, the "BROADCAST SERVICES") for a period of one (1) year from the Closing Date, and (iii) Seller shall be permitted to provide the Closing Bell Services to other financial service clients, provided, that Seller shall pay Buyer a monthly fee in an amount equal to $.02 per subscriber for the first 250,000 subscribers (in the aggregate, exclusive of Charles Schwab and Co., Inc.) and $.03 per subscriber for each subscriber over 250,000. Seller agrees to credit Buyer under the Service Agreement for its proportionate share of fees for Editorial Services and reimburse Buyer for its proportionate share of Content license fees relating to Content used in such Closing Bell Services.

         (d) Notwithstanding any provision in this SECTION 9.3 to the contrary, Seller shall be permitted to continue to provide services to American Express Travel Related Services Company, Inc. for a period of up to ninety (90) days from the Closing Date, in accordance with the level and extent of services being provided by Seller to such company as of the Closing Date.

         (e) The parties acknowledge that the time, scope, geographic area and other provisions of this SECTION 9.3 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement. If any portion of this SECTION 9.3 shall be determined to be invalid or unenforceable as written, each such portion shall be enforced to the extent reasonable under the circumstances and such determination shall not affect the validity or enforceability of the balance hereof, and such balance shall remain in full force and effect. It is understood that Seller is entering into this non-competition and non-solicitation agreement in order to induce Buyer to enter into this Agreement. Seller agrees that any breach by Seller of the covenants in this
SECTION 9.3 shall cause irreparable harm which cannot be reasonably or adequately compensated for in damages in an action at law, and that, in addition to any other remedies Buyer may have, Buyer shall be entitled to injunctive relief to enforce the provisions of this SECTION 9.3.

         9.4 Use of Marks; Linking. (a) Buyer hereby grants Seller a limited, non-transferable, non-exclusive, royalty-free license to use the mark "Closing Bell" together with the mark "InfoBeat" solely for purposes of marketing the Closing Bell Services, provided that (i) Seller shall at all times use such marks together as "InfoBeat's Closing Bell", (ii) such marks shall not be viewable by the subscribers of such Closing Bell Services marketed by Seller,
(iii) Seller shall obtain Buyer's prior consent before distributing any advertising or marketing materials containing such marks, and (iv) all good will derived by the use of such marks by Seller as contemplated by this SECTION 9.4(a) shall inure to Buyer. In the event Buyer elects to use a different name to describe the service currently known as "Closing Bell", Seller shall cease all use of the foregoing marks and use the new marks designated by Buyer, and Buyer shall grant Seller a license with respect to such marks under the same terms as set forth in this SECTION 9.4(a).

         (b) Seller shall use its best efforts to cease all use of the marks "InfoBeat Express" and the domain name "INFOBEATEXPRESS.com" on or prior to the date which is ninety (90) days after the Closing Date, and, in any event, shall cease all use of such mark and such domain name, or any other mark or domain name confusingly similar to the InfoBeat Marks and InfoBeat Domain Names, on or prior to the expiration of the Permitted Use Period. Seller shall use its best efforts to cause its corporate name to be changed from "InfoBeat, Inc." to another name not incorporating the words "InfoBeat" or "Mercury", and not confusingly similar to any of the InfoBeat Marks or InfoBeat Domain Names, and correct all necessary corporate and tax registrations, within fourteen (14) days after the Closing Date, and, in any event shall have caused such corporate name change and corrections to occur on or prior to the date which is ninety (90) days from the Closing Date. Except as set forth in this SECTION 9.4 and in
SECTION 2.8, Seller shall cease all use of the words "InfoBeat" and "Mercury", the InfoBeat Marks and the InfoBeat Domain Names as of the Closing Date, and shall, at Buyer's option, deliver to Buyer or destroy any marketing materials in the possession of Seller containing any of the InfoBeat Marks or the InfoBeat Domain Names.

         (c) Commencing on the Closing Date, until the expiration of the Permitted Use Period, (i) Seller shall place a hypertext link on its InfoBeatExpress.com Web site, in a prominent location on such Web site, linking such Web site to the Web Site (ii) Buyer shall place hypertext links on the Web Site in a prominent location on such Site, linking such Site to Seller's InfoBeatExpress.com Web site.

         (d) Buyer hereby agrees to maintain the "Select" content program operated by Seller as part of the Publishing Business for a period of ninety
(90) days from the Closing Date, provided that (i) Seller shall on Buyer's behalf, remove from the "Select" program any "Select" content provider the subscription for which grows by five thousand or more Subscribers during such ninety (90) days period and (ii) Seller shall pay over to the Buyer any and all amounts received by Seller on account of operation of the "Select" program for such period. Seller hereby grants Buyer a limited, royalty-free, worldwide, non-exclusive license to place hypertext links on the Web Site linking the Web Site to the Web sites of such "Select" program members for such period.

         9.5 Access to Books and Records. Seller covenants and agrees that from and after the Closing Date the directors, officers, employees and representatives of Buyer will be permitted access, on reasonable prior notice, during usual business hours, and as often as may be reasonably requested, to, and will be permitted to make copies of and extracts from Seller's books and records to the extent such books and records are not included in the Assets but relate to the Publishing Business.

         9.6 MailCity. If, on or prior to the Closing, Seller has not made such modifications to its systems to enable distribution of e-mails to subscribers of the MailCity e-mail service, Seller shall, promptly after the Closing, convert e-mails sent to such subscribers from HTML E-Mails to text e-mails.

         9.7 Transfer of Subscriber Data. Promptly after the Closing, and in any event within fifteen (15) days after such event, Seller shall execute an electronic transfer of a copy of all Subscriber Data to a secure location off of Seller's premises as a means of disaster avoidance.

         9.8 Ad Server. Seller shall use its best efforts as expeditiously as possible to improve the performance of the ad server currently employed by Seller so that it more closely meets the performance expectations for such server of Accipiter Inc. and performs substantially consistently with the traffic reported by the audit server currently employed by Seller.

         9.9 Amazon.com. Seller shall, promptly upon notice delivered by Buyer to Seller after the Closing, change all hypertext links to the Amazon.com Web site to links to the "Total E" Web site.

                                    ARTICLE X

                                   TERMINATION

         10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

         (a) By mutual consent of Buyer and Seller;

         (b) By Buyer, if there has been a material violation or breach by Seller of any agreement, representation, warranty, or condition contained in this Agreement not cured to the reasonable satisfaction of Buyer prior to the Closing Date;

         (c) By Seller, if there has been a material violation or breach by Buyer of any agreement, representation, warranty, or condition contained in this Agreement not cured to the reasonable satisfaction of Seller prior to the Closing Date; or

         (d) By Seller or Buyer, if the Closing has not been consummated on or prior to December 31, 1998, other than by reason of a material violation or breach by the party electing to terminate of any agreement, representation, warranty, or condition contained in this Agreement.

         10.2 No Waiver. Neither the Closing nor any termination of this Agreement pursuant to SECTION 10.1, shall be deemed to constitute a release or waiver by either party of any claim against the other party based on any breach by such party of its agreements, representations and warranties contained herein.

                                   ARTICLE XI

                                 INDEMNIFICATION

         11.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of each party pursuant to this Agreement shall survive the Closing and shall expire on the second anniversary of the Closing Date; provided, however, that if, at any time prior to the Survival Date, any party seeking indemnification under this SECTION 11 (an "INDEMNIFIED PARTY") (acting in good faith) delivers to the party from whom such indemnification is sought (an "INDEMNIFYING PARTY") a written notice alleging the existence of a breach of any of the representations and warranties made by the Indemnifying Party or a breach of any covenant contained herein (and setting forth in reasonable detail the basis for such Indemnified Party's belief that such a breach may exist) and asserting a claim for recovery under SECTION 11.2 or SECTION 11.3, whichever is applicable, based on such alleged breach, then the claim asserted in such notice shall survive the Survival Date until such time as such claim is fully and finally resolved.

         11.2 By Seller. Seller agrees to indemnify and hold harmless the Buyer Indemnitees from and against, and to reimburse the Buyer Indemnitees on demand with respect to, any and all loss, damage, liability, claims, cost and expense, including reasonable attorneys' and accountants' fees (collectively, "CLAIMS"), incurred by the Buyer Indemnitees by reason of or arising out of or in connection with (i) any Excluded Asset, (ii) the breach of any representation or warranty contained in ARTICLE III hereof or in any certificate or other document delivered to Buyer pursuant to the provisions of this Agreement, (iii) the failure of the Seller to perform any act required under this Agreement or the Service Agreement, (iv) a Claim by any third party with respect to any liability, obligation, Contract, other commitment or state of facts which constitutes a breach of any representation or warranty contained in ARTICLE III hereof or in any certificate or other document delivered by or on behalf of Shareholder or Seller to the Buyer pursuant to the provisions of this Agreement,
(v) any liability or obligation of Seller or any of its Affiliates which is not an Assumed Liability, including, without limitation, all those liabilities and obligations set forth in SECTIONS 2.3(a) through (g) hereof, or (vi) any breach by Seller of the agreements set forth on SCHEDULE 3.2, or the agreements set forth on SCHEDULE 5.5 the consents to which shall not be obtained by Seller on prior to the Closing Date, caused by Seller's execution of and delivery and performance under this Agreement or the Service Agreement . The Buyer agrees to give prompt notice to Seller of any Claim for which Buyer seeks indemnification hereunder, which notice shall include a reasonably detailed description of such Claim. If any Claim is brought against Buyer for which indemnification is sought from Seller under this SECTION 11.2, then Buyer shall control the contest, defense, settlement or compromise of any such Claim (including the engagement of counsel in connection therewith), at Seller's cost and expense (if indemnification is finally determined to be due pursuant to this SECTION 11.2), including the cost and expense of reasonable attorneys' fees in connection with such contest, defense, settlement or compromise, and Seller shall have the right to participate in the contest, defense, settlement or compromise of any such Claim at its own cost and expense, including the cost and expense of attorneys' fees in connection with such participation; provided, however, that the Buyer shall not settle or compromise any such Claim without the prior written consent of Seller, which consent shall not be unreasonably withheld. Any amounts owed to Buyer pursuant to this SECTION 11.2 shall be reimbursed to Buyer by Seller within five (5) Business Days after notice by Buyer, furnished pursuant to
SECTION 12.2, of such amounts, and if not so reimbursed, such amounts may, at Buyer's election, be offset against the Post Closing Payment or otherwise as provided in SECTION 2.10, including against any amounts owing by Buyer to Seller under the Service Agreement.

         11.3 By Buyer. Buyer agrees to indemnify and hold harmless the Seller Indemnitees from and against, and to reimburse the Seller Indemnitees with respect to, any and all Claims against the Seller Indemnitees by reason of or arising out of or in connection with (i) the breach of any representation or warranty contained in ARTICLE IV hereof, or any certificate or other document delivered by the Buyer to Seller under this Agreement, (ii) the failure of the Buyer to perform any act required under this Agreement, (iii) a Claim by any third party with respect to any liability, obligation, Contract, other commitment or state of facts which constitutes a breach of any representation or warranty contained in said ARTICLE IV or in any certificate or other document delivered by or on behalf of Buyer to Seller pursuant to the provisions of this Agreement or (iv) any Assumed Liability. Seller agrees to give prompt notice to the Buyer of any Claim for which Seller seeks indemnification hereunder, which notice shall include a reasonably detailed description of such Claim. If any Claim is brought against Seller for which indemnification is sought from Buyer under this SECTION 11.3, then Seller shall control the contest, defense, settlement or compromise of any such claim (including the engagement of counsel in connection therewith), at Buyer's cost and expense (if indemnification is finally determined to be due pursuant to this SECTION 11.3), including the cost and expense of attorneys' fees in connection with such contest, defense, settlement or compromise, and Buyer shall have the right to participate in the contest, defense, settlement or compromise of any such Claim at its own cost and expense, including the cost and expense of attorneys' fees in connection with such participation; provided, however, that Seller shall not settle or compromise any such Claim without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Any amounts owed to Seller pursuant to this SECTION 11.3 shall be reimbursed to Seller within five (5) Business Days after notice by Seller, furnished pursuant to SECTION 12.2, of such amounts.

         11.4 Threshold; Ceiling.

         (a) Subject to SECTION 11.4(b), an Indemnifying Party shall not be required to make any indemnification payment pursuant to SECTIONS 11.2 or 11.3, as applicable, until such time as the total amount of all damages that have been directly or indirectly suffered or incurred by an Indemnified Party pursuant to a Claim, or to which an Indemnified Party has otherwise become subject, exceeds $100,000 in the aggregate. At such time as the total amount of all damages pursuant to a Claim exceed $100,000, the Indemnified Party shall be entitled to be indemnified against the total amount of such damages (and not merely the portion of such damages exceeding $100,000). Notwithstanding the foregoing, the provisions of this SECTION 11.4(a) shall not apply to any Claim with respect to the Assumed Liabilities or the Excluded Liabilities.

         (b) Claims for indemnity pursuant to the provisions of SECTIONS 11.2 or 11.3, as applicable, shall be limited to (i) during the period terminating on the first anniversary of the Closing Date for all claims other than those relating to the representation of Seller in SECTION 3.16 ("Year 2000"), and during the period terminating eighteen months after the Closing Date for any claim relating to the representation of Seller in SECTION 3.16 ("Year 2000"), an amount equal to the Purchase Price, and (ii) during the period after the first anniversary of the Closing Date, for all claims other than those relating to the representation of Seller in SECTION 3.16 ("Year 2000"), and during the period commencing eighteen months after the Closing Date for any claim relating to the representation of Seller in SECTION 3.16 ("Year 2000") an amount equal to Three Million Dollars ($3,000,000). Notwithstanding the foregoing, the provisions of this SECTION 11.4(b) shall not apply to (i) any Claim with respect to the Assumed Liabilities or the Excluded Liabilities or (ii) any willful misconduct, fraud, gross negligence, bad faith or recklessness on the part of the Indemnifying Party.

         11.5 Exclusivity of Indemnification Remedies. The Buyer and the Seller shall have no claim or cause of action, whether in contract, tort, under statute or otherwise, for monetary damages arising out of, or relating to, this Agreement apart from the right to indemnification pursuant to this SECTION 11 other than claims or causes of action based on fraud.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 Survival of Representations and Warranties. Notwithstanding any right of any party hereto to investigate the affairs of any of the parties hereto and notwithstanding any knowledge of facts determined or determinable by any party hereto pursuant to such investigation or right of investigation or otherwise acquired or learned by any of the parties hereto, each of the parties shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party hereto contained in this Agreement and to pursue all rights and remedies in connection therewith. All representations, warranties, covenants and agreements made herein shall survive the Closing Date.

         12.2 Notices. All communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered personally with receipt acknowledged, (ii) sent by registered or certified mail, return receipt requested, (iii) sent by telecopy with confirmation or (iv) sent by overnight courier for next Business Day delivery, addressed to the parties at the following addresses and facsimile numbers or to such other addresses or facsimile numbers as any party shall hereafter specify by communication to the other parties in the manner provided herein:

         If to Seller:          InfoBeat Inc.
                                707 17th Street, Suite 2850
                                Denver, Colorado  80202
                                Attn:  John Funk, President
                                Tel:   303-675-2300
                                Fax:  303-675-2399

       With a copy to:          Cooley Godward LLP
                                2595 Canyon Boulevard, Suite 250
                                Boulder, CO 80302
                                Attn:  James C.T. Linfield, Esq.
                                Tel:     (303) 546-4000
                                Fax:     (303) 546-4099

          If to Buyer:          Sony Music, a Group of
                                Sony Music Entertainment Inc.
                                550 Madison Avenue
                                New York, New York  10022
                                Attn: Senior Vice President, Business Affairs
                                and Administration
                                Tel:   212-833-8922
                                Fax:   212-833-

       With a copy to:          Sony Music, a Group of
                                Sony Music Entertainment Inc.
                                550 Madison Avenue
                                New York, New York  10022
                                Attn: Senior Vice President and General Counsel
                                Tel:  212-833-8086
                                Fax:  212-833-8083

                   and:         Rosenman & Colin LLP
                                575 Madison Avenue
                                New York, New York 10022
                                Attn:  Lisa Weiss, Esq.
                                Tel:   212-940-8800
                                Fax:   212-940-8776

Notice of change of address shall be deemed given when actually received or upon refusal to accept delivery thereof; all other communications shall be deemed to have been given, received and dated on the earlier of: (i) when actually received or upon refusal to accept delivery thereof, (ii) on the date when delivered personally or via telecopy, (iii) one (1) Business Day after being sent by overnight courier and (iv) four (4) Business Days after mailing, as aforesaid.

         12.3 Severability. In case any one or more of the provisions contained in this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and shall be valid and enforceable to the fullest extent permitted by law.

         12.4 Interpretation, Jurisdiction. This Agreement shall be interpreted and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, sitting in New York County, and the courts of the United States for the Southern District of New York. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, addressed to such party at its address set forth in SECTION 12.2.

         12.5 Entire Agreement. The parties hereto agree that all understandings and agreements heretofore made between them with respect to the subject matter hereof are merged in this Agreement, which fully and completely expresses their agreement with respect to the subject matter hereof. There are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, among the parties hereto, other than as set forth in this Agreement. All prior agreements among the parties with respect to the subject matter hereof are superseded by this Agreement, which integrates all promises, agreements, conditions and understandings among the parties with respect to the Assets.

         12.6 Termination, Revocation, Waiver, Modification or Amendment. No termination, revocation, waiver, modification or amendment of this Agreement shall be binding unless agreed to in writing and signed by an authorized officer of each of the parties hereto.

         12.7 Counterparts; Effective Date. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement. The signature of any party to a counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart. This Agreement is dated and shall be effective among the parties as of the date first above written.

         12.8 Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto, provided that Buyer may assign its rights under this Agreement, in whole or in part, to any Person, so long as Buyer remains jointly and severally liable with such assignee for its obligations hereunder.

         12.9 Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         12.10 Waiver. No consent or waiver, express or implied, by any party hereto to or of any breach or default by any other party in the performance by any other party of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other party of the same or any other obligation of such party hereunder. Failure on the part of a party to complain of any act or failure to act of any other party or to declare such other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

         12.11 Additional Remedies. The rights and remedies of any party hereto under this Agreement shall not be mutually exclusive. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it limit or affect, any other rights in equity or any rights at law or by statute or otherwise of any party aggrieved as against the other for breach or threatened breach of any provision hereof, it being the intention of this
SECTION 12.11 to make clear the agreement of the parties hereto that their respective rights and obligations hereunder shall be enforceable in equity as well as at law or otherwise.

         12.12 Expenses. Each of the parties hereto shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, attorneys' fees and accountants' fees. Except as set forth in SECTION 2.7, Seller shall pay all income, capital gains, franchise or other Taxes, together with any fees or other charges, imposed on it in respect of the transfer of the Assets to Buyer.

         12.13 No Reliance by Third Parties. The provisions of this Agreement are not for the benefit of any creditor or other Person other than the parties hereto, and no creditor or Person other than the parties hereto shall obtain any rights under this Agreement or by reason of this Agreement.

         12.14 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                  INFOBEAT INC.

                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                   ---------------------------------------------


                                  SONY MUSIC, A GROUP OF SONY MUSIC
                                  ENTERTAINMENT INC.

                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I             Definitions.................................................................................1

ARTICLE II            Sale and Purchase of Assets.................................................................5
2.1        Sale and Purchase of Assets............................................................................5
2.2        Excluded Assets........................................................................................6
2.3        Assumption of Liabilities..............................................................................6
2.4        Closing................................................................................................8
2.5        Purchase Price.........................................................................................8
2.6        Nonassignable Assets and Nonassumable Liabilities......................................................9
2.7        Transfer Tax...........................................................................................9
2.8        Seller's Rights to Use Names..........................................................................10
2.9        Receipt of Funds......................................................................................10
2.10       Right of Offset.......................................................................................10

ARTICLE III           Representations and Warranties of Seller...................................................10
3.1        Organization; Good Standing; Qualification............................................................10
3.2        Authorization and Validity of Agreement...............................................................11
3.3        No Approvals, Consents or Notices Required............................................................11
3.4        Contracts.............................................................................................11
3.5        InfoBeat Software and Technology; Other Proprietary Rights............................................13
3.6        Ownership; Liens......................................................................................14
3.7        Taxes.................................................................................................14
3.8        Legal Proceedings.....................................................................................14
3.9        Compliance With Law...................................................................................14
3.10       Title to and Condition of Properties..................................................................14
3.11       Financial Information.................................................................................15
3.12       Liabilities...........................................................................................15
3.13       Advertising Customers.................................................................................16
3.14       Employees; Independent Contractors; Contracts.........................................................16
3.15       Brokerage Commissions.................................................................................16
3.16       Year 2000.............................................................................................16
3.17       Web Site Software.....................................................................................16
3.18       Full Disclosure.......................................................................................16

ARTICLE IV            Representations and Warranties of Buyer....................................................17
4.1        Organization; Good Standing...........................................................................17
4.2        Authorization and Validity of Agreement...............................................................17
4.3        No Governmental Approvals or Notices Required.........................................................17
4.4        Brokerage Commissions.................................................................................17

                                                                                                               Page
ARTICLE V             Pre-Closing Covenants of Seller............................................................18
5.1        Conduct of Business...................................................................................18
5.2        No Breach of Representations and Warranties...........................................................18
5.3        Access by Buyer.......................................................................................18
5.4        No Solicitation.......................................................................................18
5.5        Consents..............................................................................................19
5.6        Confidential Treatment................................................................................19
5.7        Best Efforts..........................................................................................19

ARTICLE VI            Pre-Closing Covenants of Buyer.............................................................19
6.1        No Breach of Representations and Warranties...........................................................19
6.2        Best Efforts..........................................................................................19

ARTICLE VII           Conditions to Buyer's Obligations..........................................................20
7.1        Representations and Warranties........................................................................20
7.2        Covenants.............................................................................................20
7.3        Officer's Certificate.................................................................................20
7.4        Opinion of Counsel....................................................................................20
7.5        Good Standing Certificate.............................................................................20
7.6        Institution of Proceedings; Injunction................................................................20
7.7        Consents..............................................................................................20
7.8        Bill of Sale and Assignment...........................................................................21
7.9        Assignment of Copyrights, Patents, Marks and Domain Names.............................................21
7.10       Service Agreement.....................................................................................21
7.11       Key Man Employment Agreement..........................................................................21
7.12       Cox Agreement.........................................................................................21
7.13       Documentation.........................................................................................21
7.14       Seller's Obligations..................................................................................21
7.15       Other Deliveries......................................................................................22

ARTICLE VIII          Conditions to Seller's Obligations.........................................................22
8.1        Representations and Warranties........................................................................22
8.2        Covenants.............................................................................................22
8.3        Officer's Certificate.................................................................................22
8.4        Purchase Price........................................................................................22
8.5        Opinion of Counsel....................................................................................22
8.6        Good Standing Certificate.............................................................................22
8.7        Institution of Proceedings; Injunction................................................................22
8.8        Consents..............................................................................................23
8.9        Service Agreement.....................................................................................23
8.10       Other Deliveries......................................................................................23

ARTICLE IX            Post-Closing Covenants.....................................................................23
9.1        Further Assurances....................................................................................23
9.2        Public Announcements..................................................................................23

                                                                                                               Page
9.3        Noncompetition; Nonsolicitation.......................................................................24
9.4        Use of Marks; Linking.................................................................................26
9.5        Access to Books and Records...........................................................................27
9.6        MailCity..............................................................................................27
9.7        Transfer of Subscriber Data...........................................................................27
9.8        Ad Server.............................................................................................27
9.9        Amazon.com............................................................................................27

ARTICLE X             Termination................................................................................27
10.1        Termination..........................................................................................27
10.2        No Waiver............................................................................................28

ARTICLE XI            Indemnification............................................................................28
11.1       Survival of Representations, Warranties and Covenants.................................................28
11.2       By Seller.............................................................................................28
11.3       By Buyer..............................................................................................29
11.4       Threshold; Ceiling....................................................................................30
11.5       Exclusivity of Indemnification Remedies...............................................................30

ARTICLE XII           Miscellaneous..............................................................................30
12.1       Survival of Representations and Warranties............................................................30
12.2       Notices...............................................................................................31
12.3       Severability..........................................................................................32
12.4       Interpretation, Jurisdiction..........................................................................32
12.5       Entire Agreement......................................................................................32
12.6       Termination, Revocation, Waiver, Modification or Amendment............................................32
12.7       Counterparts; Effective Date..........................................................................33
12.8       Assignability.........................................................................................33
12.9       Binding Effect........................................................................................33
12.10      Waiver................................................................................................33
12.11      Additional Remedies...................................................................................33
12.12      Expenses..............................................................................................33
12.13      No Reliance by Third Parties..........................................................................34
12.14      Headings..............................................................................................34